
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the unaudited financial statements of Telecommunications Income Fund IX, L.P. as of September 30, 1999, and is qualified in its entirety by reference to such financial statements. The Partnership is in the liquidation phase and as such has prepared the financial statements under liquidation basis accounting. See unaudited financial statements for more information regarding liquidation basis accounting.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               SEP-30-1999
<CASH>                                         352,260
<SECURITIES>                                   305,092
<RECEIVABLES>                                  389,640
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                         775,597
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               1,822,589
<CURRENT-LIABILITIES>                          382,906
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                   1,439,683<F1>
<TOTAL-LIABILITY-AND-EQUITY>                 1,439,683<F1>
<SALES>                                              0
<TOTAL-REVENUES>                                     0
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                         0
<EPS-BASIC>                                          0
<EPS-DILUTED>                                        0

<F1>Net Assets

